SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hythiam, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0464853

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

Item 1. Description of the Registrant’s Securities to Be Registered.

Hythiam, Inc. (the “Company”) hereby incorporates by reference the description of its common stock to be registered hereunder contained under the heading “Description of Capital Stock” in the prospectus filed with the Securities and Exchange Commission (“SEC”) on June 23, 2004, as part of the Company’s amended Registration Statement on Form S-1/A (File No. 333- 112353).

Item 2. Exhibits.

3.1	Certificate of Incorporation of the Company (incorporated herein by reference to exhibit of the same number to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003)

3.2	Bylaws of the Company (incorporated herein by reference to exhibit of the same number to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.1	Form of common stock certificate of the Company (incorporated herein by reference to exhibit of the same number to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2003)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYTHIAM, INC.
Date: March 4, 2005	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer